SHARE SUBSCRIPTION AGREEMENT

(B.C. Corporate Purchaser)

(B.C. Exemption: BCSA 74(2)(4) - $97,000)

THIS AGREEMENT is dated for reference November 26, 2002.

BETWEEN:

ACTIVE GOLD GROUP LTD., a corporation subsisting under the Canada Business Corporations Act and having an office at #800 - 409 Granville Street, Vancouver, British Columbia V6C 1T2

(the "Issuer")

AND:

PLATINUM GROUP METALS LTD., a company subsisting under the laws of British Columbia and having an office at #800 - 409 Granville Street, Vancouver, British Columbia V6C 1T2

(the "Subscriber")

WHEREAS:

A.     The Issuer proposes to carry out a private placement of Shares to raise funds for the acquisition, evaluation and exploration of mineral properties, general administrative expenses and working capital; and

B.     The Subscriber wishes to participate in the Private Placement and to purchase Shares in accordance with the terms of this Agreement.

     NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and mutual covenants and conditions hereinafter contained, the parties hereto agree as follows:

1.     DEFINITIONS

0.1     In this Agreement and in the recitals and schedules hereto:

        (a)     "Agreement" means this agreement between the Issuer and the Subscriber;

        (b)     "B.C. Act" means the Securities Act (British Columbia) together with the Regulations thereunder,

(c)	"Business Day" means a day which is not a Saturday, Sunday or statutory holiday in
British Columbia, as may be amended from time to time;

(d)	"CBCA" means the Canada Business Corporations Act (Canada), together with the regulations thereunder, as may be amended from time to time;

(e)	"Closing" means the making of the deliveries contemplated in section 7 of this Agreement in order to complete the purchase and sale of Shares contemplated hereby;

(f)	"Closing Date" means the date of the Closing, which date will be the Business Day upon which the conditions to Closing in Section 6 have been or will be satisfied;

(g)	"Common Shares" means the common shares without par value in the capital stock of the
Issuer, as such capital is presently constituted;

(h)	"Execution Page" means the page or pages at the end of this Agreement for execution by the parties hereto marked "Execution Page";

(i)	"Offering" means the offering of Shares pursuant to the Private Placement;

(j)	"Private Placement" means the distribution by the Issuer of Shares to the Subscriber hereunder;

(k)	"Reference Date" means the reference date of this Agreement first above stated;

(l)	"Regulation S" means Regulation S made under the 1933 Act;

(m)	"Securities Rules" means the Securities Rules made under the B.C. Act, as may be amended from time to time;

(n)	"Share(s)" means the Common Share(s) subscribed for hereunder by, and to be issued on Closing to, the Subscriber;

(o)	"Subscription Price" means the total purchase price for the number of Shares subscribed for hereunder;

(p)	"U.S. Person" means "U.S. Person" as defined in Regulation S, which definition includes, but is not limited to, an individual resident in the United States, an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person, any partnership or corporation organized or incorporated under the laws of the United States, a non-
discretionary account held by a dealer or other fiduciary for the benefit or account of a U.S.
Person and any discretionary account held by a dealer or other fiduciary organized,

incorporated or (if an individual) resident in the United States, but does not include a discretionary account (other than an estate or trust) held  for the account or benefit of a non-U.S. Person by a dealer or other professional fiduciary organized, incorporated or (if an individual) resident in the United States;

        (q)    "United States" means the United States of America, its territories and possessions, any State of the United States, and the District of

                  Columbia; and

         (r)     "1933 Act" means the United States Securities Act of 1933.

0.2     In this Agreement a reference to:

        (a)     currency means Canadian currency;

        (b)     a statute or code or a specific provision thereof includes every regulation made pursuant thereto, all amendments to the statute, code or to any such regulation in force from time to time, and any statute, code or regulation that supplements or supersedes such statute, code or any such regulation; and

        (c)     an entity includes any entity that is a successor of such entity.

1.     SUBSCRIPTION FOR SHARES

1.1     On the terms and subject to the conditions set out in this Agreement, the Subscriber hereby subscribes for and offers to purchase on

          Closing, and the Issuer agrees to sell and issue at Closing, ONE MILLION FOUR HUNDRED AND SIXTY-ONE THOUSAND

          NINE HUNDRED AND FOUR (1,461,904) Shares at $0.10967 per Share for a total Subscription Price of ONE HUNDRED AND

          SIXTY THOUSAND THREE HUNDRED AND TWENTY-SEVEN ($160,327.01) DOLLARS AND ONE CENT.

1.2     Concurrently with the execution hereof, the Subscriber will deliver to the Issuer a cheque or bank draft, payable to "Active Gold Group

           Ltd." in the amount of the Subscription Price.

1.3     If the Closing Date does not occur by December 31, 2002 (unless extended by the Issuer with the consent of the Subscriber), or the

          Offering is otherwise terminated prior to Closing, the Issuer will return the cheque or bank draft to the Subscriber.

1.4     The Subscriber acknowledges that the Shares issued hereunder will be subject to restrictions on resale as more particularly described herein.

2.     WARRANTIES, REPRESENTATIONS AND COVENANTS OF THE ISSUER

2.1     The Issuer warrants and represents to, and covenants with, the Subscriber, and acknowledges that the Subscriber is relying upon such warranties, representations and covenants in entering into this Agreement, that, except as set out expressly in any specific subsection below,

          as of the Reference Date and at the Closing:

        (a)     the Issuer is a valid and subsisting entity duly incorporated and in good standing under the CBCA;

        (b)    the Issuer has one subsidiary, Active Gold Group (RSA) (Pty.) Limited, a company duly incorporated under the laws of The Republic of South Africa ("Active SA"), and Active SA is duly registered and licensed to carry on its business, as now carried or intended to be carried on, and to acquire, hold and dispose of property as may be required by the laws of The Republic of South Africa;

        (c)    the authorized capital of the Issuer consists of an unlimited number of Common Shares, of which one (1) is issued as at the

                Reference Date and, upon the Closing of the Offering, there will be not more than 5,457,143 Common Shares issued and outstanding, all of which will be fully paid and non-assessable common shares in the capital of the Issuer;

        (d)    the Issuer will do all acts and things necessary to reserve or set aside sufficient Common Shares in the treasury of the Issuer to enable it to issue the Shares to the Subscriber on Closing as fully paid and non-assessable Common Shares;

        (e)    other than pursuant to a subscription agreement dated for reference November 26, 2002 between the Issuer and American

                Gold Capital Corporation ("Amgold"), pursuant to which Amgold has the right to acquire sufficient Common Shares to result in it holding up to 19.99% of the then issued Common Shares, no person has any right, agreement or option, present or future,

                absolute or contingent, or any right capable of becoming such a right, agreement or option, for the issue or allotment of any unissued Common Shares or any shares in the capital of Active SA;

        (f)    Active SA has entered into property option agreements with each of V. Petersen, C.J. Joseph and B. Linde, true copies of which have been provided to the Subscriber, and all such agreements are in good standing according to their terms and the applicable laws of The Republic of South Africa, and neither the Issuer nor Active SA are aware of, or has any reasonable grounds to believe, that any facts exist which may result in or constitute or are likely to give rise to, non-compliance with the terms and conditions of such property option agreements by a party thereto, including any events or possible events of default thereunder;

        (g)    no order ceasing or suspending trading in the securities of the Issuer or prohibiting sale of such securities has been issued to the

                Issuer, and no investigations or proceedings for such purposes are pending or threatened;

        (h)    neither the Issuer nor Active SA is a party to any actions, suits or proceedings which could materially affect their respective businesses or financial condition, no such actions, suits or proceedings are contemplated or have been threatened, and there are no judgements, injunctions, consent decrees or rulings to which the Issuer or Active SA, or any of their respective assets,

                is subject;

        (i)    the Issuer has fully complied with the requirements of the CBCA, the B.C. Act and any other applicable laws, rules or policies in respect of the Offering;

        (j)    the allotment, issuance and sale of the Shares does not and will not conflict with and does not and will not result in a breach of any of the terms, conditions, or provisions of the Articles or By-laws of the Issuer or any agreement or instrument to which the

                Issuer is a party or to which any of its assets, or the assets of Active SA, are subject;

        (k)    this Agreement and the Offering have been duly authorized by all necessary corporate action on the part of the Issuer, and this

                Agreement constitutes a valid obligation of the Issuer legally binding upon it and enforceable in accordance with its terms, subject to the applicability of laws affecting creditors' rights generally and the discretionary nature of equitable remedies;

        (l)     the Issuer is not a "reporting issuer" in any province in Canada;

        (m)    the Shares will, at the time of delivery of the certificates therefore to the Subscriber, be duly allotted, validly issued, fully paid and non-assessable and free and clear of all liens, charges and encumbrances arising by, through or under the Issuer;

        (n)    the offer and sale of the Shares has not been accompanied by any advertisement and no selling or promotional expenses have been paid or incurred in connection with the Offering; and

        (o)    except as previously disclosed to the Subscriber in writing, there is not presently, and will not prior to Closing be, any material changes, or any changes in any material fact, including any contingencies or contingent liabilities, relating to the Issuer or Active SA or their respective assets.

3.     ACKNOWLEDGEMENTS, WARRANTIES, REPRESENTATIONS AND COVENANTS OF THE SUBSCRIBER

3.1     The Subscriber acknowledges that the following representations and warranties are given with the intention that they may be relied upon in determining its eligibility to purchase Shares under exemptions from the registration and prospectus requirements of the B.C. Act and the registration requirements of the 1933 Act. Accordingly, the Subscriber acknowledges, warrants and represents to, and covenants with, the Issuer that, as of the Reference Date and the Closing Date:

        (a)    the Subscriber is aware that no prospectus has been prepared or filed by the Issuer with any securities commission or similar authority in any jurisdiction in connection with the Offering, that the Issuer is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell securities through a person registered to sell securities under the B.C. Act and that, as a result:

                    (i)     certain protections, rights and remedies provided by the B.C. Act, including statutory rights of rescission or damages,

                             will not be available to the Subscriber,

                    (ii)     the Subscriber may not receive information and the Issuer is relieved from certain obligations that would otherwise be required to be given if a prospectus were provided under applicable securities legislation in connection with the

                             Offering and the making of this Agreement, and

                     (iii)    the issuance and sale of the Shares to the Subscriber is subject to such sale and issuance being exempt from applicable securities laws as to the filing or delivery of a prospectus;

         (b)    the Subscriber is purchasing Shares as principal for the Subscriber's own account and not for the benefit of any other

                 "person", as defined in the B.C. Act;

          (c)    the Subscriber is resident in British Columbia;

          (d)    the aggregate acquisition cost to the Subscriber of the Shares is greater than NINETY-SEVEN THOUSAND

                  ($97,000) DOLLARS;

           (e)    the Subscriber is not a U.S. Person;

           (f)    to the Subscriber's knowledge, the Shares were not advertised in printed media of general and regular paid circulation or on radio or television;

            (g)     no person has made to the Subscriber any written or oral representations:

                        (i) that any person will resell or repurchase the Shares,

                        (ii) that any person will refund the purchase price of the Shares,

                        (iii) as to the future price or value of the Shares, or

                        (iv) that the Common Shares will be listed or posted for trading on any stock exchange;

            (h)     there is no government or other insurance covering the Shares;

            (i)    the Subscriber has been advised and is aware that the funds raised pursuant to the Offering represent

                    "seed"or "risk" capital for the Issuer, which is a start-up mineral exploration corporation in a promotional and speculative stage of development, that there is no market whatsoever for the Issuer's securities and that the Issuer is without substantial assets;

             (j)    the Shares are extremely speculative investments, the purchase of which involves a substantial degree of risk;

             (k)    no agency, governmental authority, regulatory body, stock exchange or other entity has made any finding or determination as to the merit for investment in, nor have any such agencies or governmental authorities made any recommendation or endorsement with respect to, the Shares, and any representation to the contrary is an offence;

             (l)    the Issuer has provided to the Subscriber, and the Subscriber has examined to its satisfaction, certain records, agreements and other documentation pertaining to the Issuer and its assets, and the Subscriber has had the opportunity to discuss all of the same, and the Issuer's present and proposed activities and business plan, with the Issuer's officers and representatives, as necessary to permit the Subscriber to evaluate the merits and risks of the prospective investment in the Issuer;

            (m)    the Subscriber has such knowledge and experience in financial and business matters that the Subscriber is capable of evaluating the merits and risks of the purchase of the Shares pursuant to the terms of this Agreement and of protecting the

                    Subscriber's interests in connection therewith;

            (n)    the Subscriber is able to bear the economic risk of the complete loss of the Subscriber's investment in purchasing the

                    Shares pursuant to the terms of this Agreement;

            (o)    in evaluating the merits and risks of an investment in the Shares, the Subscriber has relied solely upon the advice of its own legal, tax and investment advisors;

            (p)    the Shares have not been registered under the 1933 Act and may not be offered or sold in the United States unless registered under the 1933 Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available, and that the Issuer has no obligation to, or present intention of, filing a registration statement under the 1933 Act in respect of the Shares;

            (q)    the Shares are not being acquired, directly or indirectly, for the account or benefit of a U.S. Person and the Subscriber does not have any agreement or understanding (either written or oral) with any U.S. Person respecting:

                        (i)     the transfer or assignment of any right or interest in any of the Shares,

                        (ii) the division of profits, losses, fees, commissions, or any financial stake in connection with this subscription, or

                        (iii) the voting of the Shares;

            (r)    the current structure of this transaction and all transactions and activities contemplated hereunder is not a scheme to avoid the registration requirements of the 1933 Act;

            (s)    the Subscriber has no intention to distribute either directly or indirectly any of the Shares in the United States or to U.S. Persons;

            (t)    the Subscriber will not engage in any directed selling efforts (as defined by Regulation S) in the United States in respect of the Shares, which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Shares;

            (u)    no offers to sell the Shares were made by any person to the Subscriber while the Subscriber was in the United States,

                    and the Subscriber was outside the United States at the time of execution and delivery of this Agreement;

            (v)    the offer made by the Subscriber in this Agreement is made for valuable consideration and is irrevocable;

            (w)    the Subscriber:

                        (i)    has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto,

                        (ii)    is validly subsisting as a company under the Company Act (British Columbia) and is in good standing with respect to the filing of annual reports, and

                        (iii)    all necessary approvals have been given by its directors, shareholders and others as necessary to authorize the execution and delivery of this Agreement on behalf of the Subscriber;

            (x)    the entering into of this Agreement and the completion of the transactions contemplated hereby will not result in a material violation of any of the terms and provisions of any corporate or securities law applicable to the Subscriber or the constating documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is bound;

            (y)    this Agreement has been duly executed and delivered by the Subscriber and constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber, subject to the applicability of laws affecting creditors' rights generally and the discretionary nature of equitable remedies;

            (z)    any Shares issued to the Subscriber may be subject to the requirement, which may be imposed by the British Columbia

                    Securities Commission, the TSX Venture Exchange, or such other applicable regulatory authorities, that they be delivered into escrow or a pool and subject to the terms of a pooling and/or escrow agreement with a recognized trust company in connection with any initial public offering of the Issuer's securities or otherwise in connection with the listing of the Common

                    Shares on a recognized public market, and that the Subscriber will execute and deliver, in a timely manner, all such documentation as may be necessary to give effect to such pooling or escrow arrangement;

            (aa)    the Issuer is required to legend the certificates representing the Shares regarding the applicable restrictions on the resale of the

                      Shares;

            (bb)    the articles of the Issuer provide that, as long as the Issuer is not a "reporting issuer" (as defined in the B.C. Act), the transfer of Common Shares shall be restricted in that no shareholder shall be entitled to transfer any Common Share(s) without the approval of the directors of the Issuer expressed by a resolution passed at a meeting of the board of directors or by an instrument or instruments in writing signed by a majority of the directors;

            (cc)    the ability of the Issuer to become a reporting company, and to list the Common Shares for trading on a stock exchange, is dependent on factors beyond the Issuer's control, which factors include the requirements of the regulatory authorities having jurisdiction over the Issuer and its affairs, the success of the Issuer's business endeavours and the general state of the capital markets from time to time, and there can be no assurance whatsoever that any such listing or trading will ever occur; and

            (dd)    the Subscriber will execute, deliver, file and otherwise assist the Issuer in filing, any report, undertaking or document with respect to the purchase, sale, or exchange of the Shares as reasonably required by counsel for the Issuer.

4.     HOLD PERIOD AND RESALE RESTRICTIONS

4.1     The Subscriber acknowledges that the Shares are subject to resale restrictions imposed under applicable securities laws and the rules of regulatory bodies having jurisdiction including, without limiting the generality of the foregoing:

            (a)    a requirement under Multilateral Instrument 45-102 of the Canadian Securities Administrators that the Shares may not generally be traded in Canada until the earlier of:

                        (i)    the date that is twelve months and one day after the Issuer first becomes a reporting issuer in any of Alberta, British

                                Columbia, Manitoba, Nova Scotia, Ontario, Quebec or Saskatchewan, if the Issuer is a SEDAR filer, or

                        (ii)    the date that is twelve months and one day after the Issuer becomes a reporting issuer in the local jurisdiction of the purchaser of the securities which are the subject of the trade; and

            (b)    if the Subscriber is or becomes a "control person" there are additional specific restrictions on the ability of the Subscriber to dispose of the Shares in addition to the foregoing.

4.2     The Subscriber acknowledges that it is the responsibility of the Subscriber to determine and confirm what restrictions there are on the Subscriber's ability to resell the Shares and to comply with them before selling any of the Shares and, in particular, the Subscriber covenants with the Issuer that:

            (a)    the Subscriber will comply with the applicable provisions of the B.C. Act, the Securities Rules, the 1933 Act, and any other relevant securities legislation, concerning the holding and resale or other disposition of the Shares; and

            (b)    upon each resale or other disposition by the Subscriber of the Shares, the Subscriber will effect such resale only in accordance with all applicable laws and any applicable stock exchange rules and policies.

5.     CONDITIONS OF CLOSING

5.1     The obligation of the Subscriber to purchase the Shares on Closing will be subject to the fulfillment, on or before the Closing Date, of the following conditions, compliance with which may be waived in writing by the Subscriber, in its sole discretion, before Closing and upon such terms as it may consider appropriate:

            (a)    the representations and warranties of the Issuer contained herein being true and correct in all material respects at and as of the Closing Date as though such representations had been made as of and on the Closing Date;

            (b)    the Issuer has complied with and performed all of the covenants, agreements and conditions required hereby to be completed on or prior to Closing; and

            (c)    no order, judgment, injunction, decree, award or writ of any court, tribunal, arbitrator, governmental agency or any other person has been entered which prohibits or restricts the Closing or the issuance of the Shares in connection therewith; and

            (d)    Subscriber has received the documents specified in subsection 7.3.

5.2     The obligation of the Issuer to complete the subscription hereby contemplated and to issue the Shares on Closing will be subject to the fulfillment, on or before the Closing Date, of the following conditions, compliance with which may be waived in writing by the Issuer, in its sole discretion, before Closing and upon such terms as it may consider appropriate:

            (a)    the representations and warranties of the Subscriber contained herein being true and correct in all material respects at and as of the Closing Date as though such representations had been made as of and on the Closing Date;

            (b)    the Subscriber has complied with and performed all of the covenants, agreements and conditions required hereby to be completed on or prior to Closing;

            (c)    no order, judgement, injunction, decree, award or writ of any court, tribunal arbitrator governmental agency or any other person has been entered which prohibits or restricts the Closing or the issuance of the Shares in connection therewith; and

            (d)    the Issuer has received the documents specified in subsection 7.4.

6.     CLOSING

6.1     The Closing will take place at the offices of the solicitors for the Issuer, Messrs. Gowling Lafleur Henderson LLP, Barristers and Solicitors, Suite 2300, Four Bentall Centre, 1055 Dunsmuir Street, P.O. Box 49122, Vancouver, British Columbia, V7X 1J1, at 10:00 a.m. (local time) on the Closing Date.

6.2     If the Subscriber does not attend at Closing, the Subscriber hereby appoints the President of the Issuer as his/her/its agent to represent the Subscriber at Closing for purposes of all closing matters, including, without limitation, to execute receipts and documents, accept delivery of documents, and to extend any time period or modify or waive any provisions of this Agreement on behalf of the Subscriber, as such agent deems appropriate in his discretion.

6.3     At the Closing, the Issuer will deliver to the Subscriber, or to the agent of the Subscriber on behalf of the Subscriber:

            (a)    a photocopy of this Agreement confirming the acceptance of this subscription and the execution of this Agreement by the Issuer;

            (b)    a certificate representing the Shares purchased by the Subscriber hereunder; and

            (c)    a certificate of a senior officer of the Issuer confirming that:

                         (i)     the representations and warranties of the Issuer made herein are true and correct as of the Closing Date,

                        (ii)    the Issuer has complied with and performed all of its covenants, agreements and conditions to be complied with or performed prior to Closing, and

                        (iii)    no order, judgement, injunction, decree, award or writ of any court, tribunal, arbitrator, governmental agency or any other person has been entered which prohibits or restricts the Closing or the issuance of the Shares in connection therewith.

6.4     At the Closing the Subscriber, or the agent of the Subscriber on behalf of the Subscriber, will deliver to the Issuer:

            (a)    a certified cheque, payable to or to the order of the Issuer at par in Vancouver, B.C., in the full amount of the Subscription

                    Price; and

            (b)    a certificate of a senior officer of the Subscriber confirming that:

                        (i)    the representations and warranties of the Subscriber made herein are true and correct as of the Closing Date, and

                        (ii)    the Subscriber has complied with and performed all of its covenants, agreements and conditions to be complied with or performed prior to Closing.

6.5     Upon Closing, the Issuer is irrevocably entitled to the Subscription Price for the Shares purchased by the Subscriber, subject to the rights of the Subscriber under this Agreement and any applicable laws.

7.     POWER OF ATTORNEY

7.1     Upon the Closing Date, the following appointment will become effective:

"The Subscriber hereby irrevocably appoints the president of the Issuer, or his successor in office from time to time, as the true and lawful attorney in fact for the Subscriber and authorizes him as such to make, sign and deliver, for and on behalf of the Subscriber:

1.         any and all pooling or escrow agreements, whether voluntary or not, and other documents which such attorney sees fit in his discretion to give on the Subscriber's behalf to the British Columbia Securities Commission, the TSX Venture Exchange or any

            other competent regulatory authority in British Columbia or elsewhere in connection with any distribution to the public of securities of the Issuer, on such terms and subject to such conditions as such attorney will in his discretion deem fit or advisable; and

2.        any and all resolutions of shareholders of the Issuer, as may be deemed desirable by the directors of the Issuer to provide for any changes in the Issuer's constating documents necessary to enable the Issuer to offer its securities to the public.

The foregoing appointment will remain effective until the earlier of:

1.        such time (if ever) as the Issuer may complete its initial public offering of its securities to the public pursuant to securities legislation and the Common Shares become listed for trading on a stock exchange in Canada; and

2.         December 31, 2003.

The power of attorney granted herein is an irrevocable power coupled with an interest and will survive the bankruptcy of the Subscriber or the assignment by the Subscriber of the whole or any part of the interest of the Subscriber in the Shares.

The Subscriber agrees to be bound by any representations made and actions taken by its attorney hereunder pursuant to this power of attorney in accordance with the terms hereof and hereby waives any and all defences which may be available to the Subscriber to contest, negate or disaffirm the action(s) of such attorney taken under this power of attorney.

None of the Issuer, its directors, officers, employees, advisors and agents, or the attorney appointed hereunder will be liable for any act done, or omitted to be done, in good faith hereunder as attorney for the Subscriber. The Subscriber indemnifies each of the Issuer, its directors, officers, employees, advisors and agents, and its attorney appointed hereunder, and holds each of them harmless against any loss, liability or expense arising out of, or in connection with, any actions taken, or omitted to be taken, in good faith pursuant to this power of attorney."

8.     NO ASSIGNMENT

8.1     Neither the Subscriber nor the Issuer may set over or assign all or any part of its interest in or to or rights under this Agreement or the Rights Certificate without the written consent of the other and any purported assignment without such consent will be void and of no force or effect provided that the Subscriber may, without consent but upon prior notice to the Issuer, assign its rights hereunder and under the Rights Certificate to a wholly owned subsidiary of the Subscriber and further provided that such wholly owned subsidiary remains as such (failing which all rights hereunder, all Common Shares and all rights under the Rights Certificate held by the wholly owned subsidiary which ceases to be such will be re-transferred to the Subscriber prior to such wholly owned subsidiary ceasing to be such).

9.     NOTICE

9.1     Any notice to be given by any party to another under this Agreement will be deemed to be properly given when in writing and delivered by hand or, if possible, communicated by telecopier, on any Business Day to the following address for notice of the intended recipient:

            (a)    for the Subscriber:

                    Platinum Group Metals Ltd. #800 - 409 Granville Street

                    Vancouver, B.C.

                    Canada V6C 1T2

Attention:            R. Michael Jones, President

Facsimile No.:     1-604-484-4710

            (b)    for the Issuer:

                    Active Gold Group Ltd.

                    #800 - 409 Granville Street

                    Vancouver, B.C.

                    Canada V6C 1T2

Attention:            R. Michael Jones, President

Facsimile No.:     1-604-484-4710

9.2     Any notice, direction or instrument aforesaid will:

            (a)    if given by facsimile transmission, be deemed to have been given and received on the day it was so sent, unless it was sent after 4:00 p.m. (local time at the place of receiving) or on a day which is not a Business Day in the place of receiving, in which case it will be deemed to have been given and received on the next day which is a Business Day in the place of receiving;

            (b)    if delivered and receipt therefor is acknowledged, be deemed to have been given and received at the time of delivery; and

            (c)    if mailed by registered mail and properly addressed, be deemed to have been given and received on the fifth (5th ) Business

                    Day after it was so mailed, provided that if, after the time of such mailing and prior to the deemed receipt thereof, there is a disruption in the mail services of any relevant jurisdiction which might affect the delivery of such notice through the mails, then such notice will only be deemed to have been received upon the actual receipt thereof.

9.3     A party may by notice to the other party in the manner provided in this section change its address for notice to some other address and will so change its address for notice to an address that is adequate whenever its existing address for notice is not adequate for delivery by hand.

100     FURTHER ASSURANCES

10.1     The parties hereto each covenant and agree to execute and deliver such further agreements, documents and writings and provide such further assurances as may be required by the parties to give effect to this Agreement and without limiting the generality of the foregoing to do all acts and things, execute and deliver all documents, agreements and writings and provide such assurances, undertakings, information, and investment letters as may be required from time to time by all regulatory or governmental bodies or stock exchanges having jurisdiction over the Issuer's affairs or as may be required from time to time under the applicable securities legislation, any other applicable law, or the rules and by-laws of any applicable stock exchange.

110 GENERAL PROVISIONS

11.1     This Agreement is governed by and will be interpreted according to the laws of British Columbia and the laws of Canada applicable therein. The parties hereby submit to the jurisdiction of the Courts of British Columbia in connection with any disputes arising hereunder.

11.2     Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the parties with respect to the issue, sale and purchase of the Shares and supercedes and replaces all prior representations, warranties, agreements, memoranda, letters, correspondence, discussions and negotiations between the parties. There are no agreements collateral hereto or other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute, by common law, by the Issuer, by the Subscriber, or by anyone else.

11.3     The parties to this Agreement may amend this Agreement only in writing, signed by the Issuer and the Subscriber.

11.4     The terms, provisions, representations, warranties and covenants of the Issuer and the Subscriber, respectively, survive the Closing, the payment of the Subscription Price, the issue and delivery of the Shares, the completion of filings contemplated herein, and all other transactions contemplated herein for a period of TWO (2) YEARS.

11.5     This Agreement enures to the benefit of and is binding upon the Issuer and the Subscriber and their respective successors.

11.6     Each party will bear their own costs and expenses in connection with the negotiation, execution and delivery of this Agreement and the transactions contemplated hereby.

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Execution Page

    IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

PLEASE COMPLETE THIS SECTION

The undersigned Subscriber hereby subscribes for ONE MILLION FOUR HUNDRED AND SIXTY-ONE THOUSAND NINE HUNDRED AND FOUR (1,461,904) common shares of ACTIVE GOLD GROUP LTD. at a price of $0.10967 per Share for a total Subscription Price of ONE HUNDRED AND SIXTY THOUSAND THREE HUNDRED AND TWENTY-SEVEN DOLLARS ($160,327.01) AND ONE CENT and hereby signs, seals, delivers and executes this Agreement as a deed.

                                                                                                                                       Platinum Group Metals Ltd.

PRINT FULL NAME OF SUBSCRIBER

                                                                                                      c/s                                                    Suite 800 - 409 Granville Street

                                                                                                                                                              ADDRESS

                                                                                                                                                              Vancouver, B.C. V6C 1T2

                                                                                                                                                              _______________________________

                                                                                                                                                              Authorized Signatory

                                                                                                                                                              R. Michael Jones, President

                                                                                                                                                             Name and Position of Authorized Signatory

This subscription is hereby accepted as to 1,461,904 Shares.

ACTIVE GOLD GROUP LTD.

Per:_____________________________________

            Authorized Signatory